PREVENTX(R)

FOR IMMEDIATE RELEASE                          INVESTOR CONTACT:
                                               Steve Phillips
                                               Edward Howard & Co.
                                               (216) 781-2400

                                               MEDIA CONTACT:
                                               Diana Lueptow or Steve Phillips
                                               Edward Howard & Co.
                                               (216) 781-2400


                EMPYREAN BIOSCIENCE AND INTERNATIONAL BIOSCIENCE
                               FORM JOINT VENTURE

                  COMPANIES SETTLE ALL OUTSTANDING LEGAL ISSUES

CLEVELAND, August 10, 2000 - Empyrean Bioscience Inc. (OTCBB: EMDG) and International Bioscience Corp. (IBC) today announced the formation of a joint venture, to manufacture, market, sell and distribute innovative personal care products throughout the world. The products will be based upon proprietary formulations licensed from IBC designed to prevent the spread of infectious diseases. The creation of this 50/50 joint venture is part of an overall settlement wherein the two companies have resolved all outstanding legal issues between them.

     The joint venture will operate under a business plan developed jointly by Empyrean and IBC. A board of directors representing both companies will provide oversight, and a team comprising marketing personnel from Empyrean and scientific personnel from IBC will coordinate new product development.

     Under the agreement, Empyrean will retain full and exclusive rights to sell, market and distribute a wide range of products in the United States based upon IBC formulations. Empyrean will license all Preventx(R) trademarks and logos to IBC and the joint venture. Empyrean will pay IBC a five percent royalty on net sales within the United States.

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     IBC  will be  granted  full  and  exclusive  rights  to  sell,  market  and distribute all products using IBC formulations in Brazil. IBC will retain the right, title and interest in all product formulations and will license the GEDA(R) trademarks to both Empyrean and the joint venture. IBC will pay Empyrean a five percent royalty on net sales within Brazil.

     In exchange for the issuance of 5,000,000 shares of Empyrean common stock, IBC will forgo the payment by Empyrean of any further minimum guaranteed royalties, which total $13,657,000 for the seven years remaining in the initial term of the existing license agreement and $46,311,000 in the first ten-year renewal term. In addition, Empyrean will grant IBC an option to purchase another 2,226,000 shares of Empyrean common stock, having a strike price of $0.83 a share and vesting based upon IBC's completion of critical strategic initiatives.

     As part of the agreement, IBC agreed to fund clinical trials for the microbicidal contraceptive gel, with a commitment to invest up to $10 million. The trials will be designed to fulfill all requirements for United States Food and Drug Administration approval of the product. The trials will test the efficacy and safety of the microbicidal contraceptive gel against various sexually transmitted diseases including HIV.

     For all markets other than the United States and Brazil, Empyrean and IBC will operate the joint venture to manufacture, market, sell and distribute products based on the IBC formulations by granting distribution rights to independent, third-party distributors, which will be qualified under requirements developed in the joint venture.

     "Maximizing the strengths of both companies and truly aligning our interests for the first time, the joint venture will enable us to focus our full, collective attention on realizing the potential that our products offer," said Richard C. Adamany, Empyrean's president and chief executive officer. "By combining forces, we can now aggressively bring products to market that will not only help our shareholders achieve maximum value, but can also lead the worldwide battle against infectious diseases. The joint venture is the perfect marriage of Empyrean's sales, marketing and distribution capabilities with IBC's world-class research, development and regulatory expertise."

     "We are particularly excited about the potential of our microbicidal contraceptive gel," continued Adamany, "which we believe will be shown to be effective against HIV and a host of other sexually transmitted diseases, and thereby become the leading product in an estimated $2 billion global market."

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     "The  settlement  allows IBC and Empyrean to work together with  regulatory agencies toward expediting the approval of our products," said IBC's President and Chief Executive Officer, Sara Gomez de Ferro. "This cooperation is especially critical to obtain approval for our microbicidal contraceptive gel, which will begin Phase III trials in Brazil for gonorrhea, chlamydia, syphilis, herpes and Trichomonas within the next 120 days, as these trials will be conducted in accordance with USFDA guidelines. IBC has waived its guaranteed minimum royalty payments in exchange for the shares of Empyrean and the opportunity to work together to execute our joint business plan, which we anticipate will be far more profitable to our company than the royalty guarantees."

     "The global need for an effective microbicide to prevent the transmission of sexual diseases, including enveloped viruses such as HIV, has never been greater," said Dr. David Thornburgh, IBC's chairman. "We are anxious to begin large clinical trials which we hope will confirm the favorable results that were obtained in several pilot studies. By resolving the outstanding issues between our companies, we can now direct our attention to this important task."

     All pending legal actions between Empyrean and IBC will be dismissed. As part of the settlement, IBC agreed to fully indemnify Empyrean for any damages Empyrean may incur resulting from the legal actions involving Optima Holding Co. Empyrean and IBC will also join forces to resolve the claims against Optima.

     Empyrean Bioscience is a consumer products company specializing in the marketing, sale and distribution of innovative personal care products designed to prevent the spread of infectious diseases. The company markets its products under the Preventx(R) and Coleman(R) brand names. For more information, see www.empyreanbio.com.

     International Bioscience Corporation is a company with revolutionary breakthrough products that it believes will change the medical world and people's lives everywhere. The company is the owner of the formulation for GEDA Plus, a microbicidal contraceptive gel and Peloderm, a healing, pain reducing wound dressing. For more information, see www.intlbio.net.

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THIS PRESS  RELEASE  INCLUDES  STATEMENTS  THAT MAY  CONSTITUTE  FORWARD-LOOKING
STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE STATEMENTS REGARDING "DESIGNED TO PREVENT THE SPREAD OF INFECTIOUS DISEASES," "WILL PROVIDE OVERSIGHT," "WILL COORDINATE NEW PRODUCT DEVELOPMENT," "GRANTING DISTRIBUTION RIGHTS TO INDEPENDENT, THIRD-PARTY DISTRIBUTORS," "FOCUS OUR FULL, COLLECTIVE ATTENTION ON REALIZING THE POTENTIAL THAT OUR PRODUCTS OFFER," "AGGRESSIVELY BRING PRODUCTS TO MARKET," "HELP OUR
SHAREHOLDERS   ACHIEVE  MAXIMUM  VALUE,"  "LEAD  THE  WORLDWIDE  BATTLE  AGAINST
INFECTIOUS DISEASES," "WHICH WE BELIEVE WILL BE SHOWN TO BE EFFECTIVE," "BECOME THE LEADING PRODUCT," "EXPEDITING THE APPROVAL OF OUR PRODUCTS," "WHICH WILL BEGIN PHASE III TRIALS," "WHICH WE ANTICIPATE WILL BE FAR MORE PROFITABLE," "BEGIN LARGE CLINICAL TRIALS WHICH WE HOPE WILL CONFIRM THE FAVORABLE RESULTS," "EMPYREAN AND IBC WILL ALSO JOIN FORCES TO RESOLVE" AND "WILL CHANGE THE MEDICAL WORLD AND PEOPLE'S LIVES EVERYWHERE" ARE FORWARD-LOOKING IN NATURE. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, AMONG OTHER FACTORS, THE SUCCESS OF THE CLINICAL TRIALS, THE JOINT VENTURE'S ABILITY TO OBTAIN GOVERNMENT APPROVAL, THE ACCEPTABILITY OF THE
POTENTIAL PRODUCT IN THE MARKETPLACE, AND THE ABILITY TO OBTAIN SUFFICIENT CAPITAL TO FUND OPERATIONS. ADDITIONAL FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTATIONS IN THE FORWARD-LOOKING STATEMENTS, ARE SET FORTH IN THE COMPANY'S FORM 10K-SB ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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